UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2015

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

 The 2015 Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. was held on May 6, 2015.  At the 2015 Annual Meeting, shareholders approved all of the proposals as recommended by the Board of Directors, which included (i) the election of three directors, each for a three-year term and until their successors have been elected and qualified; (ii) the advisory vote on executive compensation "Say-on-Pay"; (iii) the advisory vote on the frequency of future "Say-on-Pay" advisory votes and (iv) the ratification of the appointment of Bonadio & Company, LLP, as the independent registered public accounting firm for the year ending December 31, 2015.

The following table reflects the tabulation of votes with respect to the election of three directors at the 2015 Annual Meeting:

	Number of Votes
Name of Director	For	Withheld	Broker Non-Votes

John P. Funiciello	2,633,804	24,641	1,178,628
Lloyd "Buddy" Stemple	2,632,932	25,513	1,178,628
Thomas W. Schneider	2,618,565	39,880	1,178,628

The following table reflects the tabulation of votes with respect to the advisory vote on executive compensation:

For	Withheld	Abstain	Broker Non-Votes

2,558,323	78,467	21,655	1,178,628

The following table reflects the tabulation of votes with respect to the advisory vote on the frequency of future "say-on-pay" advisory votes:

1 Year	2 Year	3 Year	Withheld	Broker Non-Votes

1,058,254	66,752	1,505,276	25,663	1,181,128

The following table reflects the tabulation of votes with respect to the approval of the ratification of Bonadio & Company, LLP, as our independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstain

3,802,429	19,609	15,035

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: May 7, 2015	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer